Exhibit 10.28

LOCKUP AGREEMENT

This Lockup Agreement (this “Agreement”), dated as of [___________], 2021, is entered into by and among Experience Investment Corp., a Delaware corporation (“Acquiror”), BLADE Urban Air Mobility, Inc., a Delaware corporation (the “Company”) and [____________] (the “Holder”).

RECITALS

WHEREAS, Acquiror, the Company, and Experience Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Acquiror (“Merger Sub”) have entered into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”; capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company, with the Company surviving the merger (the “Merger”);

WHEREAS, as of the date hereof, the Holder holds or may hold shares of Company Stock, options under the Company’s incentive plan or other securities convertible into or exercisable or exchangeable for Company Stock (the “Securities”; the Securities and any additional shares of Company Stock (or any securities convertible into or exercisable or exchangeable for Company Stock) in which the Holder acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Securities”); and

WHEREAS, as a condition to Holder’s future eligibility for grants of options under the incentive plan to be adopted by Acquiror, the parties hereto are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.             No Inconsistent Agreements. The Holder hereby covenants and agrees that the Holder shall not, at any time prior to the Termination Date, (i) enter into any voting agreement or voting trust with respect to any of the Covered Securities that is inconsistent with the Holder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Covered Securities that is inconsistent with the Holder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

2.             Termination. This Agreement shall terminate upon the earlier of (i) the date that is the six-month anniversary of the Closing and (ii) the time this Agreement is terminated upon the mutual written agreement of Acquiror and the Holder (the earlier such date under clause (i) and (ii) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 8 to 18 shall survive the termination of this Agreement; provided further, that termination of this Agreement shall not relieve any party hereto from any liability for any willful breach of, or actual fraud in connection with, this Agreement prior to such termination.

3.             Certain Covenants of the Holder. Except in accordance with the terms of this Agreement, the Holder hereby covenants and agrees as follows:

(a)               Other than as contemplated by the Merger Agreement or the other Ancillary Agreements, the Holder hereby agrees not to, directly or indirectly, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or enter into any Contract or option with respect to the Transfer of any of the Covered Securities, (ii) exercise any of the Covered Securities that are options to purchase Class A common stock of Acquiror until a registration statement on Form S-8 covering such Covered Securities is filed with and declared effective by the U.S. Securities and Exchange Commission (the “SEC”), or (iii) take any action that would have the effect of preventing or disabling the Holder from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer to an Affiliate of the Holder or, if Holder is an individual, to any member of Holder’s immediate family or to a trust for the benefit of Holder or any member of Holder’s immediate family (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Acquiror and the Company, to assume all of the obligations of the Holder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 3(a) shall not relieve the Holder of its obligations under this Agreement. Any Transfer in violation of this Section 3(a) with respect to the Covered Securities shall be null and void.

(b)               In furtherance of this Agreement, the Holder hereby authorizes and will instruct the Company, promptly after the date hereof, to prevent any Transfer not permitted hereunder, including by entering a stop transfer order with respect to all of the Covered Securities and by recording in the books and records of the Company that this Agreement imposes certain transfer restrictions with respect to the Covered Securities.

(c)               In the event that the Holder intends to undertake a Permitted Transfer of any of the Covered Securities, the Holder shall provide notice thereof to Acquiror and shall authorize the Company and Acquiror to, or authorize the Company and Acquiror to instruct any transfer agent to, (i) lift any stop transfer order in respect of the Covered Securities to be so Transferred in order to effect such Permitted Transfer only upon certification by Acquiror that the written agreement to be entered into by the transferee agreeing to be bound by this Agreement pursuant to Section 3(a) hereof is satisfactory to Acquiror and (ii) re-enter any stop transfer order in respect of the Covered Securities to be so Transferred upon completion of the Permitted Transfer.

(d)               The Holder hereby authorizes the Company and Acquiror to maintain a copy of this Agreement at either the executive office or the registered office of the Company (and following the Closing, Acquiror).

4.            Further Assurances. From time to time, at Acquiror’s request and without further consideration, the Holder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement (including the Merger).

5.              Disclosure. The Holder hereby authorizes the Company and Acquiror to publish and disclose in any announcement or disclosure required by the SEC the Holder’s identity and ownership of the Covered Securities and the nature of the Holder’s obligations under this Agreement; provided, that prior to any such publication or disclosure the Company and Acquiror have provided the Holder with an opportunity to review and comment upon such announcement or disclosure, which comments the Company and Acquiror will consider in good faith; provided, further, that the foregoing proviso shall not apply to any such publication or disclosure the content of which concerning the foregoing does not substantially differ from any prior such publication or disclosure.

6.             Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in the Company’s (or following the Closing, Acquiror’s) capital stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Securities” and “Covered Securities” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

7.             Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by Acquiror and the Holder.

8.            Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure..

9.             Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx (or other nationally recognized overnight delivery service) or (iv) when e-mailed, addressed as follows:

if to the Holder, to it at the address set forth on the books and records of the Company.

if to Acquiror, to it at:

Experience Investment Corp.
100 St. Paul St., Suite 800
Denver, CO 80206

Attn:	Kevin Rohnstock
Michael Mohapp
E-mail:	Kevin.Rohnstock@kslcapital.com
Michael.Mohapp@kslcapital.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017

Attention:	Michael Wolfson
Benjamin P. Schaye
Email:	mwolfson@stblaw.com
ben.schaye@stblaw.com

10.           No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror or the Company any direct or indirect ownership or incidence of ownership of or with respect to the Covered Securities. All rights, ownership and economic benefits of and relating to the Covered Securities shall remain vested in and belong to the Holder, and Acquiror and the Company shall have no authority solely by virtue of this Agreement to direct the Holder in the voting or disposition of any of the Covered Securities, except as otherwise provided herein.

11.           Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and thereof.

12.           Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a)               This Agreement, the rights and duties of the parties hereto, and any disputes (whether in contract, tort or statute) arising out of, under or in connection with this Agreement will be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction.

(b)              Each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the United States District Court for the Southern District of New York located in New York, New York or, if such court declines to accept jurisdiction, then any court of the State of New York sitting in the borough of Manhattan), and any appellate court from any thereof, in any Action arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any Action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such Actions shall be heard and determined in such Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the United States District Court for the Southern District of New York located in New York, New York or, if such court declines to accept jurisdiction, then any court of the State of New York sitting in the borough of Manhattan), (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any Action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) in the Delaware Court of Chancery, the United States District Court for the Southern District of New York located in New York, New York or any court of the State of New York sitting in the borough of Manhattan, (iii) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in any such court and (iv) agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto agrees that service of process, summons, notice or document by registered mail addressed to it at the applicable address in Section 9 shall be effective service of process for any Action brought in any such court or in such other manner as may be permitted by Law, will be valid and sufficient service thereof.

(c)               To the extent not prohibited by applicable Law that cannot be waived, each of the parties hereto irrevocably waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement, including but not limited to any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

13.           Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of each other party, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

14.           Enforcement. The rights and remedies of the parties shall be cumulative with and not exclusive of any other remedy conferred hereby. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including the Holder’s obligations to vote or provide its written consent with respect to the Covered Securities as provided in this Agreement, in the applicable court as determined in accordance with Section 12(b) hereof, without proof of actual damages or otherwise (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.

15.           Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

16.           Counterparts. This Agreement may be executed in two or more counterparts for the convenience of the parties hereto, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page, including any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g. www.docusign.com), to this Agreement by facsimile or by e-mail in “portable document format” shall be effective as delivery of a mutually executed counterpart to this Agreement.

17.           Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

18.           Capacity as a Holder. Notwithstanding anything herein to the contrary, the Holder signs this Agreement solely in the Holder’s capacity as a securityholder of the Company, and, following the Closing, Acquiror, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of any Affiliate, employee or designee of the Holder or any of its Affiliates in his or her capacity, if applicable, as an officer or director of the Company or any other Person.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

EXPERIENCE INVESTMENT CORP.

By:
Name:
Title:

BLADE URBAN AIR MOBILITY, INC.

By:
Name:
Title:

[HOLDER]

By:
Name:
Title: